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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-56996, 333-96825, 333-110905 and 333-139622 on Form S-8 and Registration Statement Nos. 333-130128, 333-132576 and 333-139621 on Form S-3 of our reports dated March 14, 2007, relating to the consolidated financial statements of deCODE genetics, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Reporting Standards 123R, Share-Based Payment, effective January 1, 2006), our report dated March 17, 2008 relating to the effectiveness of deCODE genetics, Inc's control over financial reporting, appearing in this Annual Report on Form 10-K of deCODE genetics, Inc. and subsidiaries for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 17, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM